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                             SUBSCRIPTION FOR SHARES

        (Part 5 Accredited Investor Exemption Pursuant to "Multi-lateral Instrument 45-103 - Capital Raising Exemptions" - Alberta Residents Only and
    Accredited Investor Exemption Pursuant to "Ontario Securities Commission
                     Rule 45-501" - Ontario Residents Only)

TO:     Kodiak Energy, Inc. (the "Corporation")
        734  7th Avenue S.W. Suite 460
        Calgary AB, T2P 3P8

The undersigned subscriber (the "Subscriber") acknowledges that the Corporation is proceeding with an Offering of shares ("Sharess") at a price of US$0.02 per Share for gross proceeds of US$ . Each Share is one (1) common share ("Common Share"). The undersigned Subscriber hereby tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Corporation, to issue and sell to the Subscriber, the number of Shares set out below on the terms and subject to the conditions set out in this Subscription Agreement. Until the Closing of the Offering, all subscription funds shall be held in a non-interest bearing account of the Corporation. Upon Closing of the Offering, all of the subscription proceeds (net of expenses thereon) will be released to the Corporation. In the event the Offering does not close, any and all subscription proceeds will be returned to subscribers without interest, deduction or penalty. The Subscriber hereby acknowledges and agrees that the terms and conditions contained in the attached Schedule "A" form part of this Subscription Agreement and are incorporated herein by reference.

-----------------------------------     Number of Shares:
Name of Subscriber - please print
                                        ----------------------------------------

                                        ----------------------------------------
By: -------------------------------     Aggregate  Subscription  Price
    Authorized Signature                (No. of Shares X US$0.02 per Share):

                                        ----------------------------------------

                                        ----------------------------------------
-----------------------------------     No.  of  Common  Shares  Currently  Held
Official Capacity or Title              (excluding  Common Shares comprising the
 - please print                         Shares subscribed for herein):

-----------------------------------     ----------------------------------------
(Please print name of individual
whose signature appears above if        ----------------------------------------
different than the name of the          Deliver the Shares as set forth below:
Subscriber printed above.)
                                        ----------------------------------------
                                        Name
-----------------------------------
Subscriber's Address                    ----------------------------------------
                                        Account reference, if applicable
-----------------------------------
Facsimile Number                        ----------------------------------------
                                        Contact Name
-----------------------------------
Telephone Number     E-Mail Address     ----------------------------------------
                                        Address

-----------------------------------     ----------------------------------------
Register the Shares as set forth        Telephone Number          E-Mail Address
below:

-----------------------------------
Name

-----------------------------------
Account reference, if applicable

-----------------------------------
Address

-----------------------------------

ACCEPTANCE: The Corporation hereby accepts the above subscription as of this _______ day of ________________, 2005 and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation are true and correct in all material respects as in all material respects as of this date and that the Subscriber is entitled to rely thereon.

                                       Kodiak energy, Inc.

                                       By:  ------------------------------------

           This is the first page of an agreement comprised of 8 pages
                           (not including Exhibits).

             SCHEDULE "A" -TERMS AND CONDITIONS OF SUBSCRIPTION FOR
                          SHARES OF KODIAK ENERGY, INC.

Definitions

In this Subscription Agreement:

     (a) "Closing" or "Closing Date" means the closing of the Offering initially expected to occur on or about December 22, 2005 or such other date or dates as may be determined by the Corporation in its sole discretion and such other subsequent closings as may be required to complete the Offering;

     (b) "Common Share" means a common share in the capital stock of the Corporation;

     (c) "Corporation" means Kodiak Energy, Inc.;

     (d)  "MI  45-102"  means   Multilateral   Instrument  45-102  -  Resale  of
          Securities;

     (e) "MI 45-103" means Multilateral Instrument 45-103 - Capital Raising Exemptions;

     (f) "Offering" means the offering of Shares by the Corporation at US$0.02 per Share;

     (g) "OSC Rule 45-501" means Ontario Securities Commission Rule 45-501-Exempt Distributions;

     (h) "Securities" means the Shares, the Common Shares and the Warrants comprising the Shares, and the Warrant Shares;

     (i) "Subscriber" means the person or company identified as the Subscriber on the face page of this Subscription Agreement;

     (j) "Subscription Agreement" means this agreement, together with the schedules and exhibits attached hereto, as amended or supplemented from time to time;

     (k) "Subscription Price" means the aggregate subscription price paid by the Subscriber, being the number of Shares subscribed for multiplied by US$0.02 per Share and ;

     (l) "Share" means a Share consisting of one (1) Common Share of the Corporation;

Terms of the Offering

1. The Subscriber hereby confirms its subscription for and agrees to take up the Shares as provided for on the initial page of this Subscription Agreement and delivers herewith a certified cheque or bank draft payable to the Corporation in the amount of the Subscription Price and authorizes the Corporation to release the said funds for use by the Corporation on Closing against delivery to the Subscriber of duly issued certificates representing the Common Shares and Warrants comprising the Shares subscribed for herein.

2. The Subscriber acknowledges that the Shares subscribed for hereunder form part of a larger issuance and sale by the Corporation of a maximum of 15,000,000 (fifteen million) Shares of the Corporation at a subscription price of US$0.02 per Share.

3. The Subscriber acknowledges that if the Offering does not close on any subscriptions received, the amounts received for subscriptions will be promptly returned by the Corporation to subscribers without interest, deduction or penalty. The Shares offered are subject to acceptance by the Corporation and to rejection or allotment by the Corporation in whole or in part and the Corporation reserves the right to discontinue the Offering at any time without notice.

4. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for


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


the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, preparing and registering certificates representing Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation's registrar and transfer agent, and (c) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described in Section 11 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

5. THE SUBSCRIBER FURTHER ACKNOWLEDGES THAT AN INVESTMENT IN THE SHARES MUST BE CONSIDERED SPECULATIVE AND IS SUBJECT TO A NUMBER OF RISK FACTORS. THE SUBSCRIBER COVENANTS AND AGREES TO COMPLY WITH MI 45-103 OR OSC RULE 45-501, AS APPLICABLE, MI 45-102 AND ANY OTHER APPLICABLE SECURITIES LEGISLATION, RULES, REGULATIONS, ORDERS OR POLICIES CONCERNING THE PURCHASE, HOLDING OF, AND RESALE OF THE SECURITIES. THE SECURITIES ARE SUBJECT TO RESALE RESTRICTIONS AND WILL BEAR A LEGEND TO THAT EFFECT.

6. In addition to one manually signed, completed copy of this Subscription Agreement, the Subscriber will execute and deliver to the Corporation all other documentation as may be required by applicable securities legislation, rules, policy statements, and orders, including MI 45-103 or OSC Rule 45-501, as applicable, to permit the issue and sale of the Shares. The Subscriber acknowledges and agrees that any such documentation, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Corporation, and the Subscriber consents to the filing of such documents and/or information contained in such documents as may be required to be filed with any securities or the regulatory authority in connection with the transactions contemplated hereby.

Representations, Warranties and Covenants by Subscriber

7. The Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) both at the date hereof and at the Closing Date that:

(a) the Subscriber has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities legislation, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy, including MI 45-102 and the United States Securities Act of 1933, as amended (as defined below) until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and the Subscriber agrees that any certificates  representing the Securities,  and all certificates  issued in exchange therefore or in substitution thereof, will bear a legend indicating that the resale of such Securities is restricted; and

(b) the Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Shares; and

(c) the Subscriber has been afforded the opportunity (i) to ask such questions as it deemed necessary of, and to receive answers from, representatives of the Corporation concerning the terms and conditions of the offering of the Shares and (ii) to obtain such additional information which the Corporation possesses or can acquire without unreasonable effort or expense that the Subscriber considered necessary in connection with its decision to invest in the Shares; and

(d) the Subscriber has not become aware of any advertisement, article, notice or other communication in printed media of general and regular paid circulation (or other printed public media), radio, television, the


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


     internet or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Shares; and

(e) this Agreement is made unconditionally as a result of the Subscriber's desire to participate in the future development of the Corporation; and

(f) the Subscriber is purchasing as principal and it knows that it is purchasing the Shares pursuant to an exemption under MI 45-103 or OSC Rule 45-501, as applicable, and, as a consequence, is restricted from using most of the civil remedies available under applicable securities legislation, may not receive information that would otherwise be required to be provided to it under applicable securities legislation, and the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

     (i) if a resident of Alberta, the Subscriber is a resident in or otherwise subject to the applicable securities laws of Alberta and it is an "accredited investor", as such term is defined in MI 45-103 promulgated under the Securities Act (Alberta) and has concurrently executed and delivered a Representation Letter in the form attached as
          Exhibit 1 to this Subscription Agreement; or

     (ii) if a resident of Ontario, the Subscriber is a resident in or otherwise subject to the applicable securities laws of Ontario and is an "accredited investor", as such term is defined in OSC Rule 45-501 promulgated under the Securities Act (Ontario) and has concurrently executed and delivered a Representation Letter in the form attached as
          Exhibit 2 to this Subscription Agreement; and

(g) if the Subscriber is resident in any jurisdiction not referred to in Subsection 7(f) above: (a) the purchase of the Shares does not contravene any of the applicable laws in the Subscriber's jurisdiction of residence and does not trigger (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise, or (ii) any registration or other obligation on the part of the Corporation; (b) the sale of the Shares as contemplated in the Subscription Agreement complies with or is exempt from applicable securities legislation of the Subscriber's jurisdiction of residence and the Subscriber will provide such evidence of compliance with all such matters as the Corporation may request; (c) the Subscriber will comply with the provisions of Section 5 and Subsection 7(a) as if they were a resident of Alberta; and (d) and notwithstanding that the Subscriber is not a resident of Alberta, it is an "accredited investor", as such term is defined in MI 45-103 promulgated under the Securities Act (Alberta) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement; and

(h)  no person has made to the Subscriber any written or oral representations:

     (i) that any person will resell or repurchase any of the Securities;

     (ii) that any person will refund the purchase price of any of the Securities;

     (iii) as to the future price or value of any of the Securities; or

     (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange; and

(i) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined by applicable securities legislation) in respect of the affairs of the Corporation that has not been generally disclosed to the public, other than knowledge relating directly to its subscription for the Shares; and

(j) the Corporation may complete additional financings in the future, and such future financings may have a dilutive effect on then-current security holders of the Corporation, including the Subscriber; and

(k) it is aware that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended ("U.S. Securities Act") and that the Securities may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the U.S. Securities Act) (a "U.S. Person") without registration under the U.S. Securities Act or compliance with requirements of an exemption or exclusion from registration and the


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


     applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities; and

(l) the Shares have not been offered to the Subscriber in the United States; and

(m) it is not a U.S. Person and is not purchasing the Shares on behalf of, or for the account or benefit of, a U.S. Person; and

(n) the Subscriber undertakes and agrees that it will not offer or sell the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption or exclusion from such registration requirements is available, and further that it will not resell the Securities except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(o) it will not engage in hedging transactions with regard to the Securities except in compliance with the U.S. Securities Act; and

(p) it understands and acknowledges that the Corporation must refuse to register any transfer of the Securities not made in accordance with an available exemption or exclusion from the registration requirements of the U.S. Securities Act or pursuant to registration under the U.S. Securities Act; and

(q) if the Subscriber is a "distributor" (as defined in Regulation S under the U.S. Securities Act) or is an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of a distributor or is acting on behalf of a distributor, (i) it agrees that it will not offer or sell the Securities during the one year period after the completion of the distribution of the Shares (the "Distribution Compliance Period") to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor), and (ii) if it sells Securities to another distributor, a dealer (as defined in Section 2(a)(12) of the U.S. Securities Act) or a person receiving a selling concession fee or other remuneration, during the Distribution Compliance Period, the Subscriber agrees that it will send a written confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor and setting forth the restrictions on offers and sales of Securities within the United States or to, or for the account or benefit of, U.S. Persons; and

(r) if any Securities are being sold in the United States pursuant to Rule 144 under the U.S. Securities Act, the United States restrictive legend may be removed from the certificates representing the Securities by delivering to the Corporation a written opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; and

(s) if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(t) if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(u) it acknowledges that the net subscription proceeds (gross proceeds less expenses, including legal fees which have not been paid by the
     Corporation), will be immediately releasable to the Corporation on the Closing Date or later closing dates, as the case may be; and

(v) this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(w) the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law applicable to it, or any of its constating documents, or of any agreement to which the Subscriber is a party or by which it is bound; and


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


(x) in the case of a subscription by the Subscriber for Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(y) the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the Subscriber's investment and the Subscriber, or, where the Subscriber is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of the Subscriber's entire investment in the Shares; and

(z) except for the representations and warranties made by the Corporation herein, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation and acknowledges that the Corporation's counsel are acting as counsel to the Corporation and not as counsel to the Subscriber; and

(aa) the Subscriber understands that Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(bb) if required by applicable securities legislation, regulations, rules, policies or orders, MI 45-103, OSC Rule 45-501 or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Shares (including, without limitation, a completed and duly executed Representation Letter, attached as Exhibit 1 and Exhibit 2 hereto, as applicable); and

(cc) the Subscriber will not resell the Securities except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(dd) the Subscriber deals at arm's length with the Corporation within the meaning of the Income Tax Act (Canada) and will continue to deal at arm's length with the Corporation at all times which are relevant for this Subscription Agreement; and

(ee) none of the funds the Subscriber is using to purchase the Shares are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities; and

(ff) the funds representing the total Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA; and

(gg) to the best of its knowledge, the subscription funds to be provided by the Subscriber (i) have not been or will not be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, and (ii) are not being tendered on behalf of a person or entity who has not been identified to the Subscriber and the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith; and

(hh) the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for these Shares and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.


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


Representations, Warranties and Covenants of the Corporation

8. The Corporation hereby represents and warrants to the Subscriber that it has been duly incorporated and is a valid and subsisting corporation under the laws of the State of Delaware, United States, and has full corporate power and authority to enter into this Subscription Agreement and to perform its obligations hereunder.

9. The Corporation hereby covenants with the Subscriber that it will take all corporate action required to issue to the Subscriber the Common Shares on the Closing Date.

Registration Rights

10. If the Corporation proposes to register, pursuant to any registration rights agreement (a "Registration Rights Agreement"), for shareholders other than the Subscriber, any of its Common Shares or other equity securities (or securities convertible into equity securities) under the U.S. Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8, Form S-4 or Form F-4), the Corporation will, at all such times, promptly give the Subscriber written notice of such proposed registration. Upon the written request of the Subscriber, given within 20 days after the mailing of such notice by the Corporation, the Corporation will, subject to the provisions of applicable Registration Rights Agreements, use its commercial best efforts to cause a registration statement covering all of the
(i) Common Shares being acquired hereunder that each such Holder has requested to be registered to become effective under the U.S. Securities Act. Only to the extent they apply to "piggy back" registrations, such registration shall also be subject to the other provisions of each applicable Registration Rights Agreement. For greater certainty, (i) such registration shall not be subject to any provisions of any Registration Rights Agreement that are applicable only to "demand" registrations, and (ii) the Subscriber acknowledges that except as contemplated by this Section, the Corporation is under no obligation hereunder to register any of its securities or to complete any offering of its securities it proposes to make, and the Corporation will therefore incur no liability (including any penalties that may be incurred under a Registration Rights Agreement) to the Subscriber for its failure to register any of its securities or to complete any offering of its securities.

Closing

11. The Subscriber agrees to deliver to the Corporation, not later than 4:30 p.m. (Calgary time) on the Closing Date: (a) this duly completed and executed Subscription Agreement; (b) a certified cheque or bank draft payable to Kodiak Energy, Inc. for the Subscription Price of the Shares subscribed for under this Subscription Agreement; (c) if the Subscriber is an "accredited investor" in Alberta or is purchasing Shares pursuant to Subsection 7(g), a fully completed and duly executed Representation Letter, attached as Exhibit 1 hereto; and (d) if the Subscriber is an "accredited investor" in Ontario, a fully completed and duly executed Representation Letter, attached as Exhibit 2 hereto.

12. The purchase and sale of the Shares pursuant to this Subscription Agreement will be completed at the offices of the Corporation's solicitors, Borden Ladner Gervais LLP, in Calgary, Alberta on the Closing Date or such other place or time as the Corporation decides in its sole discretion. On the Closing Date, the Corporation shall receive all completed subscription agreements, including this Subscription Agreement, and the Subscription Price against delivery by the Corporation of the certificates representing the Shares.

13. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

General

14. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and it's counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify the Corporation, including its respective affiliates, shareholders, directors, officers, partners, employees, advisors and agents, against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at 734 7th Avenue S. W. Calgary AB, T2P 3P8,
Attention: Mark Hlady (Fax Number: (403) 262-5118), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

15. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by any required regulatory approvals.

16. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares by the Subscriber shall be borne by the Subscriber.

17. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

18.  Time shall be of the essence hereof.

19. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

20. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to a beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

21. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

22. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

23. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

24. The Subscriber acknowledges and agrees that acceptance of this Subscription Agreement will be conditional, among other things, upon the sale of Shares to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable securities laws. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery on the Closing Date of the certificates representing the Shares to or upon the direction of the Subscriber in accordance with the provisions hereof.

25. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

26. The covenants, representations and warranties contained herein shall survive the Closing of the transactions contemplated hereby.

27. Each party shall from time to time do such further acts and execute and deliver such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Subscription Agreement.

28. In this Subscription Agreement, words importing the singular include the plural and vice versa and words importing persons include firms or corporations.

29. This Subscription Agreement may be executed in any number of counterparts with the same effect as if all parties to this Subscription Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

30. All notices hereunder will be in writing and addressed to the party for whom it is intended at the address indicated herein. Either party may by notice to the other party change its address for service. Any notice personally delivered will be deemed to have been given or made on the date it was actually delivered, or if sent by electronic facsimile, will be deemed to have been given or made on the business day next following the date upon which it was transmitted.

31. In this Subscription Agreement references to "$" are to United States dollars unless stated otherwise.

                                    EXHIBIT 1

                              REPRESENTATION LETTER

                       (FOR ALBERTA ACCREDITED INVESTORS)

TO:               KODIAK ENERGY, INC. (the "Corporation")

     In connection with the purchase of Shares of the Corporation ("Shares") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1. The Subscriber is resident in Alberta or is subject to the laws of the Province of Alberta;

2. The Subscriber, unless it is a person or company described in paragraph (p) or (q) in the attached Appendix "A" that is deemed pursuant to the provisions of section 1.2 of Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" to be purchasing as principal, is purchasing the Shares as principal for its own account;

3. The Subscriber is an "accredited investor" within the meaning of Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

4. Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

  Dated: _________________________, 2005.


                    __________________________________________________________
                    Print name of Subscriber


                    By:   ____________________________________________________
                          Signature


                          ____________________________________________________
                          Print name of Signatory (if different from Subscriber)

                          ____________________________________________________
                          Title


     IMPORTANT: PLEASE INITIAL THE APPROPRIATE PARAGRAPH(S) ON APPENDIX "A"

                                  APPENDIX "A"
                                  to Exhibit 1


         Accredited Investor - (defined in MI 45-103) means:

______    (a)  a Canadian financial  institution,  or an authorized foreign bank listed in Schedule III of the Bank Act (Canada); or

______    (b)  the Business  Development Bank of Canada  incorporated  under the
               Business Development Bank of Canada Act (Canada); or

______    (c)  an association  under the  Cooperative  Credit  Associations  Act
               (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or

______    (d)  a subsidiary  of any person or company  referred to in paragraphs
               (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

______    (e)  a person or company  registered under the securities  legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act
               (Ontario) or the Securities Act (Newfoundland and Labrador); or

______    (f)  an  individual   registered  or  formerly  registered  under  the
               securities   legislation  of  a  jurisdiction  of  Canada,  as  a
               representative  of a person or company  referred to in  paragraph
               (e); or

______    (g)  the  government  of Canada or a  jurisdiction  of Canada,  or any
               crown   corporation,   agency  or  wholly-owned   entity  of  the
               government of Canada or a jurisdiction of Canada; or (h) a municipality, public board or commission in Canada; or

______    (i)  any  national,   federal,  state,   provincial,   territorial  or
               municipal government of or in any foreign jurisdiction, or any agency of that government; or

______    (j)  a pension  fund that is  regulated  by either  the  Office of the
               Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

______    (k)  an individual  who,  either alone or with a spouse,  beneficially
               owns,   directly  or  indirectly,   financial  assets  having  an
               aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000; or

______    (l)  an individual whose net income before taxes exceeded  CAD$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year; or

______    (m)  a person or company,  other than a mutual fund or  non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least CAD$5,000,000 and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements; or

______    (n)  a mutual  fund or  non-redeemable  investment  fund that,  in the local jurisdiction, distributes its securities only to persons or companies that are "accredited investors" (as defined in MI
               45-103); or

______    (o)  a mutual  fund or  non-redeemable  investment  fund that,  in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts; or

                                  APPENDIX "A"
                                  to Exhibit 1


______    (p)  a trust company or trust corporation  registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account; or

______    (q)  a person or company trading as agent on behalf of a fully managed account if that person or company is  registered or authorized to
               carry  on  business  under  the   securities   legislation  of  a
               jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser; or

______    (r)  a registered  charity under the Income Tax Act (Canada)  that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded; or

______    (s)  an entity organized in a foreign  jurisdiction  that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

______    (t)  a person or  company  in  respect  of which all of the  owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are "accredited investors" (as defined in MI 45-103).

          NOTE: The investor must initial beside the applicable portion of the above definition.

         For the purposes hereof:

(a)  "affiliate" means an issuer connected with another issuer because

     (i)  one of them is the subsidiary of the other, or

     (ii) each of them is controlled by the same person or company;

(b)  "beneficial ownership" of securities by a person occurs

     (i) for the purposes of Alberta securities law, when such securities are beneficially owned by

          (A) a company controlled by that person or an affiliate of that company,

          (B)  an affiliate of that person, or

          (C)  through  a  trustee,   legal   representative,   agent  or  other
               intermediary of that person;

(c) "Canadian financial institution" means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confederation des caisses populaires et d'economie Desjardins du Quebec;

(d) "director" when used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(e) "eligibility adviser" means an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(f)  "financial assets" means cash and securities;

(g) "foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(h)  "founder", in respect of the Corporation, means a person or company who,

                                  APPENDIX "A"
                                  to Exhibit 1

     (i) acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, and

     (ii) at the time of the proposed trade, is actively involved in the business of the Corporation;

(i) "fully managed account" means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(j) "jurisdiction" means a province or territory of Canada except when used in the term "foreign jurisdiction";

(k) "local jurisdiction" means the jurisdiction in which the applicable securities regulatory authority is situate;

(l)  "individual" means a natural person, but does not include

     (i) a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

     (ii) a natural person in the person's capacity as trustee, executor, administrator or other legal representative;

(m) "mutual fund" includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of an issuer of the securities;

(n)  "non-redeemable investment fund" means an issuer,

     (i)  where contributions of security holders are pooled for investment,

     (ii) where security holders do not have day-to-day control over the management and investment decisions of an issuer, whether or not they have the right to be consulted or to give directions, and

     (iii)whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of an issuer;

(o)  "person or company" includes

     (i) for the purposes of Alberta securities law, an individual, corporation, partnership, unincorporated or incorporated association, unincorporated or incorporated syndicate, unincorporated or other incorporated organization, trust, trustee, executor, administrator or other legal representative;

(p)  "regulator" means

     (i) the Executive Director, as defined under section 1 of the Securities Act (Alberta);

     (ii) such other person as is referred to in Appendix D of National Instrument 14-101 - Definitions;

(q) "related liabilities" means:

     (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

     (ii) liabilities that are secured by financial assets;

                                  APPENDIX "A"
                                  to Exhibit 1

(r) "securities legislation" means

     (i) for Alberta, the Securities Act (Alberta) and the regulations and rules under such Act and the blanket rulings and orders issued by the Alberta Securities Commission, and

     (ii) for other Canadian jurisdictions,  such other statutes and instruments
          as  are  listed  in  Appendix  B  of  National   Instrument  14-101  -
          Definitions;

(s) "securities regulatory authority" means

(i) the Alberta Securities Commission;

     (ii) in respect of any local jurisdiction other than Alberta, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 - Definitions;

(t) "voting security" means any security which:

     (i) is not a debt security; and

     (ii) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

(u)  An issuer is considered to be "controlled" by a person or company if:

     (i) for the purposes of Alberta securities law,

          a) voting securities of the issuer carrying more than 50% of the votes that may be cast to elect directors are held, other than for the purpose of giving collateral for a bona fide debt, by or for the benefit of that person or company; and

          b) the votes carried by the securities referred to in (a) are sufficient, if exercised, to elect a majority of the board of directors of the issuer.

                                   EXHIBIT "2"

                              REPRESENTATION LETTER

                       (FOR ONTARIO ACCREDITED INVESTORS)

TO:               KODIAK ENERGY, INC. (the "Corporation")

     In connection with the purchase of Shares in the capital of the Corporation (the "Shares") by the undersigned subscriber or, if applicable, each beneficial purchaser for whom the undersigned is acting (the "Subscriber" for the purposes of this Exhibit 2), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1. The Subscriber is resident in Ontario or is subject to the laws of the Province of Ontario;

2.   The Subscriber is purchasing the Shares as principal for its own account;

3. The Subscriber is an "accredited investor" within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

4. Upon execution of this Exhibit 2 by the Subscriber, this Exhibit 2 shall be incorporated into and form a part of the Subscription Agreement.



   Dated:  _______________________, 2005.



                     __________________________________________________________
                     Print name of Subscriber


                     By:  _____________________________________________________
                          Signature


                          _____________________________________________________
                          Print name of Signatory (if different from Subscriber)


                          _____________________________________________________
                          Title

     IMPORTANT: PLEASE INITIAL THE APPROPRIATE PARAGRAPH(S) ON APPENDIX "A"

                                  APPENDIX "A"
                                  to Exhibit 2



     Accredited Investor - (defined in Ontario Securities Commission Rule 45-501) means:

______    (a)  a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized  foreign  bank listed in Schedule  III of the Bank Act
               (Canada);

______    (b)  the Business  Development  Bank  incorporated  under the Business
               Development Bank Act (Canada);

______    (c)  a loan corporation or trust corporation registered under the Loan and Trust  Corporations Act (Ontario) or under the Trust and Loan
               Companies Act (Canada), or under comparable legislation in any other jurisdiction;

______    (d)  a co-operative credit society,  credit union central,  federation of caisses populaire,  credit union or league, or regional caisse
               populaire,   or  an  association  under  the  Cooperative  Credit
               Associations Act (Canada), in each case, located in Canada;

______    (e)  a company licensed to do business as an insurance  company in any jurisdiction;

______    (f)  a  subsidiary  entity of any  person or  company  referred  to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

______    (g)  a person or company registered under the Securities Act (Ontario)
               or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

______    (h)  the  government  of Canada or of any  jurisdiction,  or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

______    (i)  any  Canadian   municipality   or  any  Canadian   provincial  or
               territorial capital city; ---------

______    (j)  any  national,   federal,  state,   provincial,   territorial  or
               municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

______    (k)  a pension  fund that is  regulated  by either  the  Office of the
               Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

______    (l)  a registered charity under the Income Tax Act (Canada);

______    (m)  an  individual  who  beneficially  owns,  or who together  with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$1,000,000;

______    (n)  an individual whose net income before taxes exceeded  CAD$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

______    (o)  an  individual  who  has  been  granted  registration  under  the
               Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

______    (p)  a promoter of the issuer or an affiliated entity of a promoter of the issuer;

______    (q)  a spouse,  parent,  brother,  sister,  grandparent or child of an officer, director or promoter of the issuer;

                                  APPENDIX "A"
                                  to Exhibit 2


______    (r)  a person or  company  that,  in  relation  to the  issuer,  is an affiliated  entity or a person or company  referred  to in clause
               (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) ("Control Person");

______    (s)  an issuer that is acquiring securities of its own issue;

______    (t)  a  company,   limited  liability  company,  limited  partnership,
               limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CAD$5,000,000 as reflected in its most recently prepared financial statements;

______    (u)  a person or company that is recognized by the Ontario  Securities
               Commission as an accredited investor;

______    (v)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

______    (w)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the  Director  (as defined in the  Securities
               Act  (Ontario))  or,  if  it  has  ceased   distribution  of  its
               securities, has previously distributed its securities in this manner;

______    (x)  a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

______    (y)  an  account  that  is  fully  managed  by  a  trust   corporation
               registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

______    (z)  an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

______    (aa) a person or  company  in  respect  of which all of the  owners of interests, direct or indirect, legal or beneficial, are persons or companies that are "accredited investors" (as defined in OSC Rule 45-501).

     NOTE:The investor must initial beside the applicable portion of the above definition.

     For the purposes hereof:

(a) "company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b) "Control Person" means any person, company or combination of persons or companies holding a sufficient number of any securities of the issuer to affect materially the control of the issuer but any holding of any person, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the issuer;

(c) "director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(d) "entity" means a company, syndicate, partnership, trust or unincorporated organization;

(e) "financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

                                  APPENDIX "A"
                                  to Exhibit 2


(f) "fully managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(g) "individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(h) "mutual fund" means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer;

(i)  "non-redeemable investment fund" means an issuer:

     (i) whose primary purpose is to invest money provided by its security holders;

     (ii) that does not invest,

          (A) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

          (B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

     (iii) that is not a mutual fund;

(j) "officer" means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer;

(k) "person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(l)  "portfolio adviser" means

     (i)  a portfolio manager; or

     (ii) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

(m) "promoter" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

                                  APPENDIX "A"
                                  to Exhibit 2


(n)  "related liabilities" means liabilities incurred or assumed for the purpose
     of  financing  the  acquisition  or  ownership  of  financial   assets  and
     liabilities that are secured by financial assets; and

(o) "spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

Affiliated Entities, Control and Subsidiaries

1. A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

2. A person or company is considered to be controlled by a person or company if

(a)  in the case of a person or company,

     (i) voting securities of the first mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and

     (ii) the votes carried by the securities are entitled, if exercise, to elect a majority of the directors of the first-mentioned person or company.

(b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

(c) in the case of a limited partnership, the general partner is the second-mentioned person or company.

3. A person or company is considered to be a subsidiary entity of another person or company if

(a)  it is controlled by,

     (i)  that other, or

     (ii) that other and one or more persons or companies, each of which is controlled by that other, or

     (iii)two or more persons or companies, each of which is controlled by that other, or

(b) it is a subsidiary entity of a person or company that is the other's subsidiary entity.